Exhibit 99.1

Golub Capital BDC, Inc. Announces Merger Agreement With Golub Capital Investment Corporation

New York – November 28, 2018 – Golub Capital BDC, Inc. (“GBDC,” or the “Company”) announced today that it has entered into a definitive agreement to merge with Golub Capital Investment Corporation (“GCIC”) with GBDC as the surviving company, subject to certain stockholder approvals and customary closing conditions. Following the merger, GBDC is expected to be the fourth-largest externally managed, publicly traded business development company by assets, with $3.5 billion of assets at fair value and investments in 203 portfolio companies as of September 30, 2018. The Boards of Directors of both GBDC and GCIC have approved the transaction with the participation throughout by, and the unanimous support of, their respective independent directors.

Under the terms of the proposed merger, stockholders of GCIC will receive 0.865 shares of GBDC for each share of GCIC, subject to adjustment only in the event of a reclassification, recapitalization or similar transaction by either company.

GBDC has identified several elements of the proposed merger with GCIC that it believes make the transaction compelling for GBDC stockholders:

•	The transaction would be immediately accretive to GBDC’s net asset value (“NAV”) per share by approximately 3.6% based on the NAV of each of GBDC and GCIC as of September 30, 2018

•	Additionally, because the transaction would be accretive to GBDC’s NAV per share[1], the transaction offers the potential for additional value creation assuming GBDC continues to trade at a premium to NAV comparable to GBDC’s 3-year average[2]

•	Based on the pro forma earnings power of the combined company, GBDC’s Board intends to increase GBDC’s quarterly dividend to $0.33 per share after closing of the merger, provided that GBDC’s Board reserves the right to revisit this intention if market conditions or GBDC’s prospects meaningfully change

•	The increased market cap of GBDC following the merger is anticipated to provide greater trading liquidity, broader research coverage and the potential for greater institutional ownership than GBDC as a stand-alone company

•	The combined portfolio is expected to be substantially similar to GBDC’s current portfolio, as over 96% of GBDC’s investments[3] overlap with those of GCIC; the combined portfolio would remain focused on one stop and other first lien senior secured loans to U.S. middle market companies that are in most cases sponsored by private equity firms

•	The combined company is expected to have better access to the securitization market than stand-alone GBDC, giving the combined company greater opportunity to optimize its debt capital

•	The transaction is expected to deliver operational synergies via the elimination of redundant expenses

1

David B. Golub, CEO of GBDC, said, “We believe the proposed merger with GCIC is a win-win-win—good for GBDC stockholders, good for GCIC stockholders and good for GBDC.”

The combined company will remain externally managed by GC Advisors LLC (“GC Advisors”) and all current GBDC officers and directors will remain in their current roles. The combined company will continue to trade under the ticker GBDC on the Nasdaq Global Select Market.

Consummation of the proposed merger is subject to GBDC and GCIC stockholder approvals, customary regulatory approvals and other closing conditions. Assuming satisfaction of these conditions, the transaction is expected to close in the first half of 2019.

GBDC will hold a conference call to discuss the transaction, as well as results for the fiscal fourth quarter of 2018 and fiscal year 2018, at 1:00 p.m. (Eastern Time) on Thursday, November 29, 2018.

All interested parties may participate in the conference call by dialing (888) 221-2015 approximately 10-15 minutes prior to the call; international callers should dial (303) 223-2687. Participants should reference Golub Capital BDC, Inc. when prompted. An archived replay of the call will be available shortly after the call until 3:00 p.m. (Eastern Time) on December 29, 2018. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21897567.

Keefe, Bruyette & Woods, Inc. served as financial advisor to GBDC. UBS Investment Bank served as financial advisor to GCIC.

1.	Based on GBDC’s NAV as of September 30, 2018.

2.	As of November 26, 2018.

3.	Calculated on a fair value basis as of September 30, 2018. Excludes investments in Senior Loan Fund LLC and GCIC Senior Loan Fund LLC.

About Golub Capital BDC, Inc.

Golub Capital BDC Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in one stop and other senior secured loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies (“Golub Capital”). For more information, please visit www.golubcapitalbdc.com.

About Golub Capital Investment Corporation

Golub Capital Investment Corporation (“GCIC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GCIC invests primarily in one stop and other senior secured loans of U.S. middle-market companies that are often sponsored by private equity investors. GCIC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of Golub Capital.

2

About Golub Capital

Golub Capital is a nationally recognized credit asset manager with over $25 billion of capital under management. For over 20 years, the firm has provided credit to help medium-sized U.S. businesses grow. The firm’s award-winning middle market lending business helps provide financing for middle market companies and their private equity sponsors. Golub Capital’s credit expertise also forms the foundation of its Late Stage Lending and Broadly Syndicated Loan businesses. Golub Capital has worked hard to build a reputation as a fast, reliable provider of compelling financing solutions, and we believe this has inspired repeat clients and investors. Today, the firm has over 350 employees with lending offices in Chicago, New York and San Francisco. For more information, please visit www.golubcapital.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving GBDC and GCIC, along with related proposals for which stockholder approval will be sought (collectively, the “Proposals”). In connection with the Proposals, each of GBDC and GCIC intend to file relevant materials with the SEC, including a registration statement on Form N-14, which will include a joint proxy statement of GBDC and GCIC and a prospectus of GBDC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF EACH OF GBDC AND GCIC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT OF GBDC AND GCIC REGARDING THE PROPOSALS (THE “PROXY STATEMENT”) WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GBDC, GCIC, THE MERGERS AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov or, for documents filed by GBDC, from GBDC’s website at http://www.golubcapitalbdc.com.

3

Participants in the Solicitation

GBDC and GCIC and their respective directors, executive officers and certain other members of management and employees of GC Advisors and its affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of GBDC and GCIC in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the GBDC and GCIC stockholders in connection with the Proposals will be contained in the Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

4